EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibit

 Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A:
Report of Independent Auditors

To the Shareholders and
Deutsche Asset Management VIT Funds

In planning and performing our audit of the financial statements of Deutsche Asset Management VIT Funds (the
"Trust") for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of the Board of Trustees and management of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP
Philadelphia, Pennsylvania
February 7, 2003




EXHIBIT B:
Attachment to item 77C:

Matter Submitted to a Vote of Security Holders.

(a) A Special Shareholder Meeting was held on July 30, 2002.

(b) The following people were elected as Trustees, constituting the entire Board of Trustees.

NOMINEES              SHARES VOTED 'FOR'      SHARES VOTED 'WITHHELD'

Richard R. Burt        63,136,581                  2,870,742
S. Leland Dill         63,234,506                  2,772,817
Martin J. Gruber       63,298,540                  2,708,782
Richard T. Hale        63,323,090                  2,684,233
Joseph R. Hardiman     63,133,287                  2,874,036
Richard J. Herring     63,341,594                  2,665,729
Graham E. Jones        63,247,688                  2,759,635
Rebecca W. Rimel       63,170,545                  2,836,778
Philip Saunders, Jr.   63,178,948                  2,828,375
William N. Searcy      63,301,734                  2,705,588
Robert H. Wadsworth    63,332,844                  2,674,479

(c) A new investment advisory agreement between the Trust and Deutsche Asset Management, Inc. was approved.

Shares voted 'For'   Shares voted 'Against'   Shares voted 'Abstain'
60,746,943           1,664,945                3,595,434


EXHIBIT C:
DEUTSCHE BANK BROKER/DEALER AFFILIATES LIST
Question 77, Q1) Exhibit

Execution Ltd.
IBOXX Ltd.
K & N Kenanga Bhd
K&N Kenanga Holdings Bhd
Kenanga Deutsche Futures
Kenanga Deutsche Futures Sdn Bhd
MaxBlue Investimentos Distribuidora de Titulos e Valores Mobili rios S. A.
Morgan Grenfell & Co Limited
Morgan Grenfell Private Equity Limited
Morgan Grenfell Securities
MTS Japan Securities Co. Ltd.
National Discount Brokers Group, Inc.
Nissay Deutsche Asset Management Europe
Limited (33%)
OTC Deriv Limited
Pro Capital Spolka Akcyjna
PT Bina Tatalaksana Pasifik
PT BT Prima Securities Indonesia
PT Deutsche Securities Indonesia
Regis Partners Inc.
Scudder Kemper Investors
SOCX LLC
Tasfiye Halinde Bankers Trust Menkul Degerler
A.S.
TheMarkets.com
Tokai Deutsche Asset Management Limited (40%)
Yieldbroker Pty Ltd.
*AsiaBondPortal
*BondsinAsia
*BT Opera Trading S.A. (dormant)
*DB Securities S. A.
*DBS Finance S. A.
*LoanX
*Mortgage Ramp
*Swapsclear
*Swapswire Limited
*Volbroker.com Limited
*Yensai